                                  SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                                  SCHEDULE 14C

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

                           Check the appropriate box:

[ ]      Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                     ADVANCED REFRACTIVE TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         5)       Total Fee Paid:
                                 -----------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)       Amount Previously Paid:

                  --------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         3)       Filing Party:

                  --------------------------------------------------------------

         4)       Dated Filed:

                  --------------------------------------------------------------



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                     ADVANCED REFRACTIVE TECHNOLOGIES, INC.
               1062 Calle Negocio, Suite D, San Clemente, CA 92673

                              INFORMATION STATEMENT
                          ----------------------------

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

         This Information Statement is being mailed or otherwise furnished to stockholders of Advanced Refractive Technologies, Inc., a Delaware corporation ("ART" or the "Company"), in connection with the approval, by written consent of the holders of a majority of the Company's Common Stock, of an amendment to the Certificate of Incorporation of the Company to increase the authorized Common Stock of the Company to 750,000,000 shares.

         This Information Statement is being first sent to stockholders on or about July 25, 2005.

VOTE REQUIRED

         The vote which was required to approve the amendment was the affirmative vote of the holders of a majority of the outstanding Common Stock of the Company

         The record date for purposes of determining the number of outstanding shares of Common Stock of the Company, and for determining stockholders entitled to vote, was the close of business on June 1, 2005. As of the record date, the Company had 29,856,628 shares of Common Stock outstanding. Holders of the shares have no preemptive rights. Shareholders beneficially owning 15,251,227 shares as of the record date executed written consents approving the amendment.

THE ACTION

         On May 12, 2005, the Board of Directors approved, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of Common Stock which the Company is authorized to issue from one hundred million (100,000,000) shares to seven hundred fifty million (750,000,000) shares. At present, the Certificate of Incorporation provides that the total number of shares the Company has authority to issue is one hundred million (100,000,000) shares of Common Stock and ten million (10,000,000) shares of Preferred Stock. The authorized Preferred Stock is unaffected by the proposed amendment.

         Following approval by the Board of Directors, the proposal was approved by the written consents of holders of a majority of the Company's outstanding common stock.

         The change will be accomplished by amending the second sentence of
ARTICLE IV of the Company's Certificate of Incorporation to read as follows:

                  The total number of shares of Common Stock this Corporation is authorized to issue is 750,000,000, and each such share shall have a par value of $.001, and the total number of shares of Preferred Stock this corporation is authorized to issue is 10,000,000, and each such share shall have a par value of $.001.



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         The Amendment will become effective upon filing the Amendment to the
Company's Certificate of Incorporation with the Delaware Secretary of State, anticipated to be approximately twenty-one days after this Information Statement has been distributed to the Company's stockholders.

         The Board of Directors of the Company believes that the Amendment is advisable and in the best interests of the Company and its stockholders in order allow it to honor existing equity financing commitments, to provide for conversion of outstanding convertible securities into Common Stock or issuance of shares of Common Stock upon exercise of outstanding options and warrants, and to attract and obtain additional sources of capital in the future pursuant to additional equity financing transactions.

ACTION BY WRITTEN CONSENT

         Under Section 228 of the Delaware General Corporation Law, any action which may be taken at any meeting of the stockholders may also be taken without a meeting and without prior notice and without a vote, so long as a consent is signed by the holders of the number of outstanding shares that would be necessary to authorize such action at a shareholders' meeting at which all shares entitled to vote were present and voted (here, a majority of the outstanding shares of Common Stock of the Company).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The table below lists the beneficial ownership of our common stock, as of May 31, 2005, by each person known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and officers, and by all of our directors and officers as a group.

  Name and Address of                   Number of Shares               Percent
   Beneficial Owner                  Beneficially Owned(1)(2)          of Class
   ----------------                  ------------------------          --------

Renaissance Capital (4)                      9,642,857                  24.13
8080 N. Central Expressway
Suite 210-LB 59
Dallas, Texas 75206

Liberty View Special (5)                     6,544,260                 17.80%
Opportunities Fund
111 River Street, Suite 1000
Hoboken, NJ 07030

Lance Doherty                                4,335,006(3)              13.92%
9342 Jeronimo Road
Irvine, CA 92618

Bushido Capital Master Fund LP (6)           3,139,549                  9.50%
275 Seventh Avenue, Suite 2000
New York, NY 10022

David E. Eisenberg Trust (7)                 2,950,000(3)               9.20%
520 Madison, 38th Floor
New York, NY 10022


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Corsair Capital (8)                          2,892,857                  8.71%
350 Madison Ave., 9th Floor
New York, New York, 10017

Bridges & Pipes LLC (9)                      2,742,681                  8.36%
830 #rd Avenue, 14th Floor
New York, NY 10022

Alpha Capital Aktiengesellschaft (10)        2,758,571                  8.35%
Pradafant 7
Furstentums 9490
Vaduz Liechtentstein

Roaring Fork Capital Management (11)         2,507,143                  7.64%
8400 E. Prentice Ave, Suite 745
Greenwood Village, Co 80111

Taika Investments, Inc. (12)                 2,200,000                  7.25%
Calle Los Mangos C/Alameda
Edificio Los Mangos PB
OFC 1 y 2
La Campina
Caracas 1030
Venezuela

Financial Entrepreneurs, Inc. (13)           2,133,001(3)               6.97%
300 South 4th Street
Las Vegas, Nevada 89101

Ronald Russo                                 2,188,456                  6.86%
275 Madison Avenue, Sixth Floor
New York, NY 10016

Lewis Family Interest, LP (14)               1,350,000(3)               4.35%
520 Madison, 38th Floor
New York, NY 10022

Randal A. Bailey **                            520,501(3)               1.71%
1062 Calle Negocio, Suite D
San Clemente, CA 92673

Richard H. Keates, M.D.**                      425,000(3)               1.39%
20 Sutton Place South
New York, NY 10022

Laurence Schreiber**                           253,622(3)                   *
1062 Calle Negocio, Suite D
San Clemente, CA 92673


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Norman Schwartz**                              128,562(3)                   *
1062 Calle Negocio, Suite D
San Clemente, CA 92673

 Adam Krupp**                                   50,000(3)                   *
535 Eighth Avenue, 14th Floor
New York, NY 10018

All directors and executive
 officers as a group (5 persons)             1,377,685(3)               4.43%

* Denotes less than one percent
** Denotes Member of the Board of Directors.

(1) Except as set forth, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2) Applicable percentage of ownership is based on 30,326,773 shares outstanding as of May 31, 2005, together with applicable warrants, options and convertible debt for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Shares subject to options, warrants and convertible debt currently exercisable/convertible or exercisable/convertible within 60 days after May 31, 2005 are included in the number of shares beneficially owned and are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other stockholder.
(3) Includes shares issuable upon exercise of currently exercisable options or warrants, or conversion of debt.
(4) Controlled by Russell Cleveland.
(5) Controlled by Ryan Hay
(6) Controlled by Louis Rabman
(7) Controlled by David E. Eisenberg
(8) Controlled by Jay Petschek
(9) Controlled by David Fuchs
(10) Controlled by Konrad Ackerman
(11) Controlled by Gene McCulley
(12) Controlled by Carlos Fernandez
(13) Controlled by Norton Cooper
(14) Controlled by Peter Lewis

REASONS FOR THE PROPOSED INCREASE IN CAPITAL

         The Board of Directors approved the increase in the authorized shares because it believes that it is in the best interests of the Company to have a sufficient number of shares of Common Stock available for future acquisition or financing transactions, as well as other corporate purposes. These purposes may include, among other things, the sale of shares or securities convertible into shares to obtain additional capital funds, the purchase of property, the use of additional shares for various equity compensation and other employee benefit plans of the Company or of acquired companies, the acquisition of other companies, and other bona fide purposes. The Company has no present arrangements, agreements or understandings for the use of the additional shares proposed to be authorized. However, the Company is currently seeking equity financing to provide additional funding for operations and regularly explores potential acquisitions and business combinations that might involve the issuance of additional equity.


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         The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the currently outstanding shares of Common Stock. Current shareholders do not have preemptive rights under the Company's Certificate of Incorporation, and will not have such rights with respect to these additional authorized shares of Common Stock. If the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current shareholders.

         The proposed amendment to increase the number of authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to hinder the attempt by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential costs to acquire control of the Company. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a higher price than may otherwise be available. The proposed amendment could have the effect of permitting our current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. This proposal to increase the authorized Common Stock has been prompted by business and financial considerations, and the Board of Directors is not aware of any attempt to take control of the Company. The Board of Directors has not approved this amendment with the intent that it be utilized as a type of anti-takeover device.

        The Board of Directors believes that the amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock is in the best interests of the Company and its shareholders.

ADDITIONAL INFORMATION

        Additional information concerning Advanced Refractive Technologies, Inc., including its annual and quarterly reports filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov.

Dated: July 22, 2005
                                          By Order of the Board of Directors

                                          By: Laurence M. Schreiber, Secretary


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